UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2017

Sierra Monitor Corporation

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-07441	95-2481914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1991 Tarob Court, Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

408-262-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On October 17, 2017, Sierra Monitor Corporation (the “Company”) announced that its board of directors has named Jeffrey Brown, age 57, as its President and Chief Executive Officer effective immediately. Mr. Brown succeeds Gordon R. Arnold, who was serving as interim President and Chief Executive Officer. Mr. Brown joins the Company from Accuris Networks Inc., a network services company, where he has served as Chief Executive Officer since September 2014. Previously, he served from 2009 to 2014 as Chief Executive Officer of Kineto Wireless, Inc., a mobile wireless telecommunications company.

Concurrently with his appointment as President and Chief Executive Officer, the board of directors has also appointed Mr. Brown as a member of the board of directors. We believe Mr. Brown is qualified to serve as a member of our board because of his experience with wireless technologies and his operational insights into the Company as its President and Chief Executive Officer. Mr. Brown will serve as a director until the Company’s 2018 annual meeting and currently is not anticipated to join any committees of the board. Mr. Brown will not receive any compensation as a director beyond the compensation payable to him in his capacity as President and Chief Executive Officer of the Company set forth below.

Pursuant to a signed offer letter between the Company and Mr. Brown dated October 16, 2017, a copy of which is filed herewith as Exhibit 10.1 (the “Offer Letter”), Mr. Brown will be entitled to receive as compensation (i) a base salary of $400,000; (ii) an annual bonus of up to 37.5% of his base salary, subject to achievement of mutually agreed performance goals; (iii) a restricted stock award of 150,000 shares of the Company’s common stock; (iv) options to purchase 350,000 shares of the Company’s common stock; and (v) other standard benefits provided to each of the Company’s executive officers. Pursuant to the Offer Letter, Mr. Brown’s stock options will each vest as to one-fourth of the covered shares on the first anniversary of his employment, with the remaining shares vesting in 36 equal monthly installments thereafter. Pursuant to the Offer Letter, Mr. Brown’s restricted stock award will vest as to one-fourth of the covered shares on each of the first four anniversaries of his employment with the Company.

Mr. Brown will also be permitted to receive severance benefits as follows. In the event Mr. Brown is terminated without “Cause” or terminates his employment for “Good Reason,” he will generally be entitled to receive (i) severance payments equal to six months of his base salary and six months of his annual target bonus, (ii) six months of payments of $3,500 in lieu of Company subsidized COBRA and (iii) accelerated vesting with respect to 50% of his then-outstanding equity awards. In the event Mr. Brown is terminated without “Cause” or terminates his employment for “Good Reason” within 3 months prior to or 12 months following a change in control of the Company, he will be entitled to (i) severance payments equal to 12 months of his base salary and 12 months of his annual target bonus, (ii) 12 months of payments of $3,500 in lieu of Company subsidized COBRA and (iii) accelerated vesting with respect to 100% of his then-outstanding equity awards. The foregoing description of Mr. Brown’s compensation does not purport to be a complete description of all compensation payable to Mr. Brown and is qualified in its entirety by reference to the Offer Letter.

There is no arrangement or understanding between Mr. Brown and any other persons pursuant to which Mr. Brown was appointed as President and Chief Executive Officer or as a director. There are no family relationships between Mr. Brown and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Director

On October 17, 2017, the Company announced that its board of directors has appointed James D. Norrod, age 69, as a member of the Company’s board of directors, effective October 16, 2017. Mr. Norrod will serve until the Company’s 2018 annual meeting and currently is not expected to join any committees of the board of directors. Mr. Norrod previously served from July 2014 to September 2017 as President and Chief Executive Officer of Zhone Technologies, Inc. (later, DASAN Zhone Solutions, Inc.), a company which provides network access solutions for service provider and enterprise networks. Previously, Mr. Norrod served as Chief Executive Officer of BigBelly Solar, a provider of solar powered waste-management solutions, from January 2013 through December 2013, as well as President and Chief Executive Officer of Infinite Power Solutions, a manufacturer of micro-energy storage devices, from October 2010 to January 2013.

Mr. Norrod has previously served as a director of Zhone Technologies, Inc. (later, DASAN Zhone Solutions, Inc.), a publicly traded company, from July 2014 to September 2017. We believe Mr. Norrod’s extensive experience in leading network technology companies and prior service as a director of a public company qualify him to serve as a member of our board of directors.

As compensation, Mr. Norrod will be entitled to receive the Company’s standard outside director fee of $25,000 per year. Additionally, in connection with the commencement of his service on the board of directors, Mr. Norrod will receive options to purchase 300,000 shares of the Company’s common stock. The foregoing options will vest as to one-fourth of the covered shares on the first anniversary of Mr. Norrod’s membership of the board, with the remaining shares vesting in 36 equal monthly installments thereafter.

There is no arrangement or understanding between Mr. Norrod and any other persons pursuant to which Mr. Norrod was appointed as a director. There are no family relationships between Mr. Norrod and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Messrs. Brown and Norrod’s appointments is filed herewith as Exhibit 99.1.

Material Compensatory Arrangements

Following the effectiveness of Mr. Brown’s appointment as President and Chief Executive Officer, Mr. Arnold has assumed the role of Executive Advisor to the Company. Mr. Arnold will also continue to serve as a member of the Company’s board of directors.

Pursuant to a Transition Agreement, dated October 16, 2017 between the Company and Mr. Arnold (the “Transition Agreement”), Mr. Arnold will serve as Executive Advisor to the Company until October 31, 2018. During his service as Executive Advisor to the Company, Mr. Arnold will be entitled to receive (i) a base annual salary of $250,000; (ii) continued vesting of his existing stock options and equity awards; and (iii) standard benefits provided to each of the Company’s executive officers. The Change of Control and Severance Agreement, dated April 2, 2012, between the Company and Mr. Arnold will continue in full force and effect throughout this transitional period.

This description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2017, the board of directors approved an amendment to the Bylaws of the Company (the “Amended Bylaws”), in order to increase the size of the board of directors from 3 directors to 5 directors effective immediately in connection with the appointment of Messrs. Brown and Norrod to the board.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended Bylaws of Sierra Monitor Corporation

10.1	Offer Letter between Sierra Monitor Corporation and Jeffrey Brown dated October 16, 2017

10.2	Transition Agreement between Sierra Monitor Corporation and Gordon Arnold dated October 16, 2017

99.1	Press Release issued by Sierra Monitor Corporation dated October 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sierra Monitor Corporation

Date: October 18, 2017	By:	/s/ Tamara Allen
Tamara Allen
Chief Financial Officer